As filed with the Commission on July 9, 1997 File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                              BOSTON EDISON COMPANY

               (Exact name of issuer as specified in its charter)

       Massachusetts                                  04-1278810
-------------------------------                       -------------------
(State or other jurisdiction of                       (IRS Employer
incorporation or organization)                        Identification No.)


                               800 Boylston Street
                           Boston, Massachusetts 02199
                     ------------------------------------------------
          (Address of principal executive offices, including zip code)

                                  BOSTON EDISON
                                  -------------
                            1997 Stock Incentive Plan
                            -------------------------
                            (Full title of the plan)


                                    Copy to:
 Theodora S. Convisser, Clerk                         Boston Edison Company
       800 Boylston Street                           Boston, MA 02199

                                 (617) 424-2000
                                 ---------------------
                           (Name, address and telephone
                            number of agent for service)

                       CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
Title of            Amount                Proposed              Proposed        Amount of
Securities          to be                 maximum               maximum         registration
to be               registered(1)         offering              aggregate       fee
registered                                price per(2)          offering
                                          share                 price(2)
-------------------------------------------------------------------------------------------------------

Common Stock          2,000,000           $ 27.94               $ 55,880,000    $ 16,932.00
par value, $1.00

-------------------------------------------------------------------------------------------------------

(1) Plus such indeterminate number of additional shares as may be required in the event of a stock dividend, stock split, combination of shares or other change in the capitalization of Boston Edison Company.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the basis of the average of the high (28.125) and low (27.75) prices of the (Boston Edison Company) Common Stock, par value $1.00, reported on the New York Stock Exchange on July 7, 1997, which date is within five (5) business days of the filing hereof.

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         Boston Edison Company (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

         (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) The registrant' Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to the Exchange Act.

         (c) All other reports filed by the registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant's annual report referred to above.

         (d) The description of the Company's Common Stock, $1.00 par value, contained in the Company's Registration Statement on Form 10 (Registration No. 1-904) in respect of the Company's Common Stock, filed pursuant to Section 12 of the Exchange Act.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

         The corporation shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a director, officer or trustee, except with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the corporation after notice that it involves such indemnification:
(a) by a disinterested majority of the directors then in office, or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Each director or officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid by the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

         Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors and officers may be provided to the extent specified or authorized by the articles of organization or bylaws.

         The Company has purchased two-part policies of insurance covering directors' and officers' liability and reimbursement of the Company for indemnification of a director or officer. The policies covering directors' and officers' liability provide for payment on behalf of a director or officer of any Loss (defined to include among other things damages, judgments, settlements, costs and expenses) arising from claims against such director or officer by reason of any Wrongful Act (as defined) subject to certain exclusions.

Item 8.  Exhibits.
         ---------

Exhibit
Number
------

5. Opinion of Ropes & Gray as to legality of the securities being issues.

15.               Letter re:  Unaudited Interim. Financial Information.

23.1. Consent of Ropes & Gray (included in its opinion filed as Exhibit 5).

23.2.             Consent of Coopers & Lybrand.

24.               Power of Attorney.

Item 9.   Undertakings.
          -------------

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES




         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and the Commonwealth of Massachusetts, on this 2nd day of July, 1997.

                             BOSTON EDISON COMPANY

                             By:/s/ JAMES J. JUDGE
                                --------------------
                                JAMES J. JUDGE
                                Senior Vice President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:
THOMAS J. MAY,  Chairman, President
and Chief Executive Officer

Principal Financial Officer:
JAMES J. JUDGE
Senior Vice President and Treasurer

Principal Accounting Officer:
ROBERT J. WEAFER, JR.,
Vice President, Controller
and Chief Accounting Officer
                                           By:/s/ JAMES J. JUDGE
                                              --------------------
Directors:                                    JAMES J. JUDGE
                                           (as attorney-in-fact and
                                            on his own behalf as
GARY L. COUNTRYMAN                                 Principal Financial Officer)
THOMAS G. DIGNAN, JR.
CHARLES K. GIFFORD                                 July 2, 1997
NELSON S. GIFFORD
MATINA S. HORNER
THOMAS J. MAY
SHERRY H. PENNEY
HERBERT ROTH, JR.
STEPHEN J. SWEENEY